Exhibit 99.1

FOR IMMEDIATE RELEASE

MCRAE INDUSTRIES, INC. ANNOUNCES COMPLETION OF PRELIMINARY REVIEW
OF ITS INVENTORY AS OF JULY 31, 2004 AND DELAY IN FILING OF
FORM 10-Q FOR THE FIRST 2005 FISCAL QUARTER

Mount Gilead, N.C. – December 20, 2004. McRae Industries, Inc. (MRI.A and MRI.B on the American Stock Exchange) announced today that it has completed its preliminary review of its inventory at July 31, 2004, the last day of the company’s 2004 fiscal year. The company previously announced that it was conducting a review of its previously reported financial statements for the fiscal year ended July 31, 2004 as a result of clerical errors in the calculation of inventory discovered by management at the company’s military boot unit, that the company’s previously reported financial statements for the fiscal year ended July 31, 2004 should no longer be relied upon pending the outcome of the review and that following the completion of the review the company would amend its Annual Report on Form 10-K for the fiscal year ended July 31, 2004 previously filed with the Securities and Exchange Commission to restate its previously reported fiscal 2004 financial statements. In this announcement, the company also disclosed that the company did not expect to be able to file its Form 10-Q for the first quarter of fiscal 2005, which was due on December 14, 2004, until it completed its review of the accounting for inventory in the financial statements for fiscal 2004, and that as a result, the company expected to file a Form 12b-25 Notification of Late Filing with respect to such Form 10-Q.

Taking into account the extension of the filing deadline afforded the company under Rule 12b-25 based on the filing of the Form 12b-25, the Form 10-Q for the quarter ended October 30, 2004 is due today. However, because the company and its independent accountants have not yet concluded their review, as a result of which the company has not yet been able to file a Form 10-K/A to amend its financial statements for the fiscal year ended July 31, 2004, the company is not yet in a position to file the Form 10-Q. As soon as practicable following the completion of the review which is expected no later than December 23, 2004, the company will amend its Annual Report on Form 10-K for the fiscal year ended July 31, 2004 to reflect the restatement and file the Form 10-Q for the quarter ended October 30, 2004.

Although the company’s review is continuing, the company’s preliminary review indicates that its inventory was overstated and the related cost of revenues was understated by approximately $929,000 for the fiscal year ended July 31, 2004 as compared to an understatement of $1,044,000 previously announced based on the company’s preliminary assessment. As a result, the company currently expects net earnings from continuing operations will be approximately $3,206,000 for the fiscal year ended July 31, 2004, as opposed to net earnings from continuing operations of $3,740,000 as previously reported in the company’s Form 10-K filed on October 29, 2004 and as compared to net earnings from continuing operations of $3,128,000 previously announced based on the company’s preliminary assessment. The company’s review is not yet completed, and revisions to the amount could arise as a result of the ongoing review.

Based in part on the adjusted amount of the company’s fiscal 2004 year-end inventory as determined by the company based the completion of its preliminary review, the company’s consolidated net revenues from continuing operations for the first quarter of fiscal 2005 amounted to $20,434,000, compared to consolidated net revenues from continuing operations of $16,023,000 reported for the first quarter of fiscal 2004 and its consolidated net earnings from continuing operations for the first quarter of fiscal 2005 were $807,000, or $.29 per share, as compared to $823,000, or $.29 per share, for the same period of fiscal 2004. The company’s review of its fiscal 2004 year-end inventory is not yet complete and these results are subject to change in the event that the continuing review by the company and its independent auditors should reveal a need to make any additional adjustments.

In addition to historical information, this Press Release includes certain forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Important factors that could cause actual results or events to differ materially from those projected, estimated, assumed or anticipated in any such forward-looking statements include: the results of the ongoing review, the impact of the expected restatement and the reaction of the company’s stockholders, customers, vendors and lenders to the review and anticipated restatement.

Contact:
D. Gary McRae
(910) 439-6147